UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2025 (April 24, 2025)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40574	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC
8.375% Senior Notes due 2026	SNCRL	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2025 (the “Closing Date”), Synchronoss Technologies Inc. (the “Synchronoss”) and certain of its subsidiaries (together with Synchronoss, the “Companies”) entered into that certain First Amendment to Credit Agreement and Pledge and Security Agreement (the “Amendment”) with the lenders party thereto and BGC Lender Rep LLC, as administrative agent (the “Administrative Agent”), which amended (i) that certain Credit Agreement, dated as of June 28, 2024 (the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), among Synchronoss, the lenders party thereto from time to time and the Administrative Agent and (ii) that certain Pledge and Security Agreement, dated as of June 28, 2024 (the “Security Agreement”, and as amended by the Amendment, the “Amended Security Agreement”), among the Companies and the Administrative Agent.

On the Closing Date, the Amended Credit Agreement established a new term loan facility in an aggregate principal amount of $200 million (the “First Amendment Loan”), with any existing lenders under the Credit Agreement participating pursuant to a contemporaneous settlement of the $73.6 million outstanding aggregate principal amount of term loan facility under the Credit Agreement. Synchronoss intends to use proceeds from the First Amendment Loan, together with cash on hand, to redeem all of the $121 million outstanding aggregate principal amount of senior notes on or around May 12, 2025 at the applicable redemption price, as previously disclosed.

The First Amendment Loans will mature on April 24, 2029 (subject to a springing maturity of nine months prior to the date of cancellation of certain material contracts if unreplaced in accordance with the terms of the Amended Credit Agreement) and bear an interest rate of the secured overnight financing rate, which shall not be less than 2.50%, plus a margin of 7.00% per annum (with one 0.50% stepdown at specified leverage). The First Amendment also includes (i) a covenant tested quarterly which limits the consolidated secured leverage ratio to 6.30 to 1.00 or under, (ii) a covenant tested monthly with respect to a minimum number of subscribers under certain material contracts and (iii) certain other changes to the terms of the Credit Agreement, including with respect to certain negative covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

On April 29, 2025, Synchronoss issued a press release announcing that it had closed the Amendment. The press release is filed hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description	Filed Herewith
10.1
First Amendment to Credit Agreement and Pledge and Security Agreement, dated as of April 24, 2025, by and among Synchronoss Technologies, Inc., the lenders party thereto and BGC Lender Rep LLC, as administrative agent.
x
99.1	Press Release of Synchronoss Technologies, Inc., dated April 29, 2025.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025

Synchronoss Technologies, Inc.
/s/ Jeffrey Miller
Name:	Jeffrey Miller
Title:	Chief Executive Officer
3